Exhibit 99.1

Duke Energy Carolinas, LLC

Updates Regarding the 2025 Rate Case Filings in North Carolina

(Docket E-7 Sub 1329)

Background:

•	On November 20, 2025, Duke Energy Carolinas (“DEC” or “the Company”) filed a rate case with the North Carolina Utilities Commission (“NCUC”) seeking approval for increases in retail revenues. The filing included requests for Performance Based Regulation (“PBR”) mechanisms, featuring a 2-year Multi-Year Rate Plan (“MYRP”) as well as residential decoupling, performance incentive mechanisms (“PIMs”), and an earnings sharing mechanism (“ESM”).

◦	The initial filing requested an approximately 15.0% overall increase in retail revenues over the two-year period, or approximately $1,002 million.

◦	The rate case filing requested an overall rate of return of 7.92% based upon a return on equity (“ROE”) of 10.95% with a 53% equity component in the capital structure[1], as compared to the ROE approved in the last rate case of 10.1% with a 53% equity component in the capital structure.

◦	The historic base case in the initial filing is based on North Carolina retail rate base of approximately $26.5 billion as of December 31, 2024, adjusted for known and measurable changes projected through March 31, 2026.

◦	The MYRP includes impacts of approximately $4.4 billion (NC retail allocation) of capital projects that are projected to go in service over the 2-year MYRP period.

•	On June 19, 2026, the Company filed an updated revenue requirement request as part of the Company’s rebuttal testimony, which reduced the requested increase to approximately $622 million over the two-year period, which is an approximate 9.3% overall increase in retail revenues.

o	As part of the revised revenue requirement request, the Company has requested a 10.48% ROE with a 53% equity component in the capital structure, and made certain other adjustments to reduce the requested increase.

•	On July 2, 2026, DEC and the Public Staff - North Carolina Utilities Commission (“Public Staff”) filed an Agreement and Stipulation of Partial Settlement (the “Partial Stipulation”) with the NCUC resolving certain issues in the case.

o	The Partial Stipulation resolves a variety of accounting and plant items and adjustments in the case, including: payroll and benefits, bad debt expense, coal ash compliance costs amortization period, continuation of the transmission cost allocation adjustment, and a compromised resolution on specific distribution, solar, microgrid, and other plant adjustments and smaller adjustments proposed in the case.

o	For the proposed MYRP2 capital program, the Partial Stipulation resolves discrete project-level items, including limiting the Distribution Substation and Line program reduction to the equipment retrofit program and preserving the Company's ongoing O&M estimate.

o	While the Partial Stipulation does not resolve the MYRP2 proposal or the broader MYRP2 capital disputes, it does resolve certain discrete project-level adjustments to the proposed MYRP capital projects.

1 Overall rate of return includes the provisions of the CCR settlement which includes a 150 basis point reduction in the ROE with a 52% equity component for the capital structure allowed for coal ash deferrals during the amortization period.

•	On July 6, 2026, DEC and the Public Staff filed an Agreement and Stipulation of Settlement on Storm Costs (the “Storm Cost Stipulation”) with the NCUC resolving certain issues related to storm costs including resolving the treatment of Hurricane Helene and Winter Storm Fern costs and agreeing to withdraw the request for storm reserve funding.

•	On July 17 , 2026, DEC and the Public Staff, as well as other intervening parties (together, the “Intervening Parties”), filed a Comprehensive Revenue Requirement Settlement (“Comprehensive Settlement”) with the NCUC resolving all remaining revenue requirement issues in the case (collectively with all other Stipulations, “the Stipulations”).

Major Components of the Comprehensive Settlement

•	The Comprehensive Settlement resolves all remaining revenue requirement issues between the Company and the Intervening Parties in the case, including agreement on 9.8% ROE and 53% equity component in the capital structure and various accounting and plant items.

•	The historic base case is based on North Carolina retail rate base of approximately $25.7 billion

•	The MYRP will include approximately $3.8 billion of capital (NC retail allocation) along with an annual MYRP refund mechanism (based upon both the number of projects and amount of capital placed in service in a rate year compared to what was approved for that rate year).

•	The Comprehensive Settlement resolves all remaining issues related to the revenue requirement in the case as well as mechanics of the decoupling mechanism and ESM

•	The parties agree to support a separate proceeding to evaluate a large load tariff, with the intention to complete that proceeding prior to new rates going into effect

•	DEC agrees to a $10 million shareholder contribution to support bill assistance through the Share the Light Fund and health and safety repairs through the Helping Home Fund

•	The Company will evaluate the potential to delay its next base rate case filing until no earlier than November 1, 2028. The Company has indicated that it can agree to this delay if permitted to defer costs directly associated with the Commission-approved Person County CC1 and Marshall CTs, from the time each plant is placed in service until such costs can be reflected in new base rates with a full Weighted Average Cost of Capital (“WACC”) during the deferral period.

•	The Stipulations result in a revised revenue requirement of $496 million over the two-year period, an average annual rate increase of 3.7% over two years.

Additional Information:

•	The Stipulations are subject to the review and approval of the NCUC.

•	An evidentiary hearing to review the Stipulations and remaining issues in the case commenced on July 7, 2026 and is in progress.

•	Subject to NCUC approval, DEC has requested total Year 1 rates to be in effect no later than January 1, 2027.

•	The Stipulations are expected to result in one-time pre-tax accounting charges of approximately $40 million, to be recognized by DEC in 2026. These charges are expected to be treated as special items and excluded from adjusted earnings.

•	The Intervening Parties also agreed to pursue good faith settlement discussions in the ongoing Duke Energy Progress rate case proceeding (Docket No. E-2, Sub 1380) to reach a substantially similar settlement framework for the DEP proceeding.

Reconciliation of Company Request to Reflect the Stipulations

($ in millions)	Historic Base Case	Year 1 - MYRP	Year 1 Total	Year 2 – MYRP	Combined Total
Original requested revenue requirement increase	$595	$132	$727	$275	$1,002
Post-filing, pre-Stipulation adjustments	(334)	(17)	(351)	(29)	(380)
Adjustments agreed to in partial stipulation	(61)	(1)	(62)	(4)	(66)
Revised Company requested revenue requirement increase with partial stipulation	$201	$114	$315	$241	$556
ROE (10.48% to 9.8%)	(122)	(4)	(126)	(7)	(133)
MYRP Adjustments	--	(14)	(14)	(24)	(38)
Other stipulated adjustments	111	--	111	--	111
Revised revenue requirement increase after Comprehensive Settlement	$190	$96	$286	$210	$496
Net annualized customer rate increase	2.9%	1.4%	4.3%	3.1%	7.4%

Note: Totals may not add due to rounding

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "outlook," "guidance," and similar expressions. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These risks and uncertainties are identified and discussed in Duke Energy’s Form 10-K for the year ended December 31, 2025, and subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.